SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 29, 2005

Date of report (Date of earliest event reported)

Security Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7921	13-3003070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eight Greenwich Office Park, Third Floor, Greenwich, CT		06831
(Address of Principal Executive Offices)		(Zip Code)

203-625-0770
(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

Security Capital Corporation (the “Company”) announced on April 11, 2005 that it has learned that a complaint, dated March 29, 2005, styled Montauk Partners L.P., Wilmington Interstate Corporation, Virginia Retirement System, Landmark Secondary Partners IX, L.P., Illinois State Universities Retirement System, State of Montana Board of Investments, and Erste Bank v. Brian D. Fitzgerald, Capital Partners, Inc., FGS, Inc., CP Acquisition, L.P. No. 1, and Capital Partners Holdings II-A, L.P. and Capital Partners Holdings II-B, L.P., had been filed in the Court of Chancery of the State of Delaware.  The complaint names Brian D. Fitzgerald, Capital Partners, Inc., FGS, Inc. and CP Acquisition, L.P. No. 1 (“CP Acquisition”), as defendants (collectively, the “Defendants”), and Capital Partners Holdings II-A, L.P. and Capital Partners Holdings II-B, L.P., as nominal defendants (collectively, the “Partnerships”), and was filed by certain limited partners of the Partnerships.  Among other things, the complaint alleges that the Defendants (other than CP Acquisition) (a) breached the limited partnership agreements of the Partnerships “by failing to use their best efforts to wind up the affairs of the Partnerships by March 31, 2002” and “may” have breached those agreements, “as well as other agreements,” by making their offers, and (b) breached their fiduciary duties to the Partnerships and each of the Partnership’s respective limited partners by failing to wind up the affairs of the Partnerships, by failing to cause the shares of Class A Common Stock held by CP Acquisition, presently consisting of approximately 66% of such shares outstanding, “to be sold or distributed in kind prior to March 31, 2002”, and by pursuing their offers and “refusing to vote [the shares of Class A Common Stock] indirectly owned by the Partnerships in favor of other offers for such stock.”  The complaint seeks, among other things, (i) “[m]andatory injunctive relief requiring the [Defendants (other than CP Acquisition)] to liquidate immediately the assets of [the Partnerships], including requiring [the] [D]efendants to cause to be sold the [shares of Class A Common Stock] owned indirectly by the Partnerships, and to otherwise conclude the winding up of the affairs of each Partnership”; (ii) “[t]he appointment of a liquidating trustee .. . . empowered to liquidate, wind up the affairs of, and terminate, the Partnerships”; and (iii) such further injunctive relief, damages, attorneys’ fees, costs, expenses, and other relief that is just and appropriate or available under the circumstances.

The plaintiffs filed a motion in the Court of Chancery of the State of Delaware, dated March 29, 2005, seeking expedited proceedings, “so that a final hearing or trial on the merits may be held in June 2005.”  A scheduling conference has now been set down on this matter for April 13, 2005.

It is the Company’s understanding that the Defendants intend to vigorously defend this action.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits.

99.1	Press Release of Security Capital Corporation, dated April 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 11, 2005

SECURITY CAPITAL CORPORATION

By:	/s/ William R. Schlueter
Name: William R. Schlueter
Title: Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Security Capital Corporation, dated April 11, 2005.